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                                                                    EXHIBIT 10.6

                               INDEMNITY AGREEMENT

June 24, 2002

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Ladies and Gentlemen:

          In consideration of Wilmington Trust Company ("WTC") agreeing to enter into that certain Trust Agreement, dated as of June 24, 2002 (the "Trust Agreement"), between WTC, as Delaware trustee (the "Trustee"), and AMACAR Pacific Corp. ("Beneficial Owner"), as may be amended and restated from time to time, in connection with the formation of Allstate Life Global Funding, a Delaware statutory business trust organized in series (the "Trust"), the Trust by this letter agreement (this "Agreement"), hereby agrees to the following indemnity arrangement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement.

     1. The Trust (the "Indemnitor") hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee, and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by WTC on or measured by any compensation received by WTC for its services as Trustee), claims, actions, investigations, proceedings, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, subject to the limitations contained in the preceding paragraphs) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person but in all cases subject to the following two paragraphs) in any way relating to or arising out of (i) the Trust Agreement or any of the other agreements to which the Trust is or becomes a party or the enforcement of any of the terms of any thereof or the administration of the assets of the Trust or the action or inaction of the Trustee under the Trust Agreement, except where any such claim for indemnification has arisen as a result of the willful misconduct or gross negligence (or ordinary negligence with respect to the handling of funds) on the part of the Trustee or WTC in the performance or nonperformance of its duties under the Trust Agreement or any of the other agreements to which the Trust becomes a party.

          The obligations of Indemnitor under this Agreement shall be in addition to any liability which Indemnitor or any other person may otherwise have and shall survive the termination of the Trust Agreement.

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Wilmington Trust Company
June 24, 2002
Page 2


     2. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same Agreement.

     3. Notices should be sent as set forth below, or at such other address as such party shall hereafter furnish in writing:

          Allstate Life Global Funding
          c/o AMACAR Pacific Corp.
          6525 Morrison Boulevard, Suite 318
          Charlotte, North Carolina
          Attention: Douglas K. Johnson
          Facsimile: (704) 365-1632

          Wilmington Trust Company
          1100 North Market Street
          Rodney Square North
          Wilmington, Delaware 19890
          Attention: Corporate Trust Administration
          Facsimile: (302) 636-4140

     4. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

                            [SIGNATURE PAGE FOLLOWS]

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Wilmington Trust Company
June 24, 2002
Page 3


          If the foregoing correctly sets forth the understanding and agreement between the Indemnitor and WTC, please so indicate by signing in the space provided for below.

                                          Very truly yours,

                                          ALLSTATE LIFE GLOBAL FUNDING

                                          By: Wilmington Trust Company, not in
                                          its individual capacity but solely as
                                          Delaware Trustee


                                          By:   /s/ Donald G. MacKelcan
                                             -----------------------------------
                                          Name:  Donald G. MacKelcan
                                          Title: Vice President
AGREED AND ACCEPTED:
WILMINGTON TRUST COMPANY


By:   /s/ Donald G. MacKelcan
   --------------------------------
Name:  Donald G. MacKelcan
Title: Vice President